Exhibit 10.1

CENVEO, INC.

2007 LONG-TERM EQUITY INCENTIVE PLAN

SECTION 1.	PURPOSE

This plan shall be known as the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan (the “Plan”).  The purpose of the Plan is to promote the interests of Cenveo, Inc. (the “Company”) and its Subsidiaries and the Company's stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and any future Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders.  With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2.	DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)  “AFFILIATE” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b)  “AWARD” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

(c)  “AWARD AGREEMENT” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d)  “BOARD” shall mean the board of directors of the Company.

(e)  “CHANGE IN CONTROL” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

(i)  An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.   A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any Subsidiary or (ii) the Company or any Subsidiary;

(ii)  The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph;

(iii)  Consummation of a merger, consolidation or reorganization involving the Company, unless,

(A)  The stockholders of the Company immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding Voting Securities of the corporation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)  The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

(C)  No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of forty percent (40%) or more of the then outstanding Voting Securities) has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities; or

(iv)  Approval by the shareholders of the Company of:

(A)  A complete liquidation or dissolution of the Company; or

(B)  An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(f)  “CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.  Any reference to a section of the Code shall include all regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

(g)  “COMMITTEE” shall mean a committee of the Board composed entirely of Non-Employee Directors, each of whom shall in addition satisfy the requirements to qualify as a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an “outside director” for purposes of Section 162(m).

(h)  “CONSULTANT” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

(i)  “DIRECTOR” shall mean a member of the Board.

(j)  “EMPLOYEE” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

(k)  “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l)  “FAIR MARKET VALUE” with respect to the Shares, shall mean, (1) for all purposes other than a sale of the Shares on the open market, (i) the closing sales price of the Shares on the New York Stock Exchange, or any other exchange or market which is the primary trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion; and (2) for purposes of a sale of a Share on the open market as of any date, the actual sales price on that date.

(m)  “INCENTIVE STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is both designated as an Incentive Stock Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

(n)  “NON-QUALIFIED STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan which either is designated as a Non-Qualified Stock Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

(o)  “NON-EMPLOYEE DIRECTOR” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

(p)  “OPTION” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q)  “OPTION PRICE” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

(r)  “OTHER STOCK-BASED AWARD” shall mean any Award granted under Section 9 of the Plan.

(s)  “PARTICIPANT” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

(t)  “PERFORMANCE AWARD” shall mean any Award granted under Section 8 of the Plan.

(u)  “PERSON” shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(v)  “RESTRICTED SHARE” shall mean any Share granted under Section 7 of the Plan.

(w)  “RESTRICTED SHARE UNIT” or “RSU” shall mean any unit granted under Section 7 of the Plan.

(x)  “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

(y)  “SECTION 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(z)  “SECTION 162(m)” shall mean Section 162(m) of the Code.

(aa)  “SECTION 409A” shall mean Section 409A of the Code.

(bb)  “SHARES” shall mean shares of the common stock, $0.01 par value, of the Company.

(cc)  “STOCK APPRECIATION RIGHT” or “SAR” shall mean a stock appreciation right granted under Section 6 of the Plan that entitles the holder to receive, with respect to each Share as to which the award is granted, the amount determined by the Committee and specified in an Award Agreement.  In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share as to which the award is granted, the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of grant.

(dd)  “SUBSIDIARY” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(ee)  “SUBSTITUTE AWARDS” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3.	ADMINISTRATION

3.1  Authority of Committee.  The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant (which may include tandem awards, pursuant to which a Participant may receive the benefit of one Award only to the extent he or she relinquishes the tandem Award); (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised (subject to any limitations imposed by Section 409A); (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2 and after taking Section 409A into consideration, amend or modify the terms of any Award at or after grant (with the consent of the holder of the Award to the extent required by Section 14.2); (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14.1 hereunder to amend or terminate the Plan.

3.2  Committee Discretion Binding.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

3.3  Action by the Committee.  The Committee shall hold its meetings at such times and places and in such manner as it may determine.  All determinations of the Committee shall be made by not less than a majority of its members.  Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.  The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.4  Delegation.  Subject to the terms of the Plan and applicable law, the Committee may delegate to a committee of two or more officers or managers of the Company or of any Subsidiary or Affiliate the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

3.5  No Liability.  No member of the Board or Committee or any officer or employee of the Company to whom they have delegated authority under the Plan shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder, and the Company shall indemnify such individuals, to the fullest extent permitted by law, in respect of any such action or determination made in good faith.

SECTION 4.	SHARES AVAILABLE FOR AWARDS

4.1  Shares Available.  Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 2 million Shares plus any unused Shares authorized for Awards under the Cenveo, Inc. 2001 Long-Term Equity Incentive Plan (the “2001 Plan”) (including unused Shares authorized under prior plans which were rolled into the 2001 Plan).  Of the Shares available for Awards under this Plan, no more than 1,500,000 Shares (plus any unused Shares previously authorized for restricted share or RSU awards under prior plans) shall be granted as Restricted Shares or issued with respect to Restricted Share Units or other full value share awards.  No more than 500,000 Shares shall be issued with respect to Incentive Stock Options.  Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which stock options or other awards granted under the Mail-Well, Inc. 1994 Stock Option Plan, Mail-Well, Inc. 1996 Directors Stock Option Plan, Mail-Well, Inc. 1997 Non-Qualified Stock Option Plan, Mail-Well, Inc. 1998 Stock Option Plan, and the 2001 Plan were outstanding as of the effective date of this Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or canceled without the delivery of Shares under the terms of such plans after the effective date of this Plan.

If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted.  In the event that withholding tax liabilities arising from any Award other than Options or SARs are satisfied by the withholding of Shares from such Award, the number of Shares available for Awards under the Plan shall be increased by the number of Shares withheld.

Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that relate to more than 750,000 Shares.

4.2  Adjustments.  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property) recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Committee shall, in such manner as it may deem equitable and taking Section 409A into account (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

4.3  Substitute Awards.  Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation or company with which the Company combines shall not reduce the Shares available for Awards under the Plan.

4.4  Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares that have been reacquired by the Company.

SECTION 5.	ELIGIBILITY

Any Employee, Director or Consultant shall be eligible to be granted Awards under the Plan; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10.

SECTION 6.	STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1  Grant.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the Option exercise price or SAR base price and the conditions and limitations applicable to the exercise of each Option and SAR.  The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options, in each case with or without tandem SARs.  In the case of Incentive Stock Options or tandem SARs related to such Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code.  A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all incentive stock options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Company and its Subsidiaries) exceeds $100,000 (or such higher amount as is permitted in the future under Section 422(d) of the Code) such Options shall be Non-Qualified Stock Options.

6.2  Price.  The Committee in its sole discretion shall establish the Option Price at the time each Option is granted.  Except in the case of Substitute Awards, the Option Price of an Option may not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.  Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the canceled Options.  Except with respect to Substitute Awards, SARs may not be granted with a base price less than the Fair Market Value of a Share on the date of grant.

6.3  Term.  Subject to the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement.  The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan.  Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of seven (7) years from the date such Option or SAR was granted.

6.4  Exercise.

(a)  Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter.  The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.  Notwithstanding the foregoing, an Option or SAR may not be exercisable faster than in equal installments over three (3) years after grant (for time-based vesting) or prior to one (1) year after grant (for performance-based vesting), except (i) pursuant to a Change in Control, (ii) for Awards to Non-Employee Directors, and (iii) as provided in Section 12.

(b)  The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.  The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c)  An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised, together with any applicable withholding taxes (unless the Committee has approved an alternative manner of satisfying the withholding requirements).  A tandem SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value of a Share exceeds the Option Price of the related Option.  The exercise of either an Option or tandem SAR shall result in the termination of the other to the extent of the number of Shares with respect to which either the Option or tandem SAR is exercised.

(d)  Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee and subject to applicable securities laws, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise, (ii) by a combination of such cash (or cash equivalents) and such Shares, (iii) by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes, or (iv) by any other exercise method (including attestation of shares) approved by the Committee. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

(e)  At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares, or a combination of cash and Shares.  A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5  [Reserved].

6.6  Ten Percent Stock Rule.  Notwithstanding any other provisions in the Plan, if at the time an Option or SAR is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or tandem SAR to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7.  RESTRICTED SHARES AND RESTRICTED SHARE UNITS

7.1  Grant.

(a)  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted

Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards.  The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b)  Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award.  The Award Agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse.  If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award.  The restrictions shall lapse no sooner than in equal installments over a period of at least three (3) years from the date of grant (for time-based vesting) or one (1) year from the date of grant for performance-based vesting, except (i) pursuant to a Change in Control, (ii) for Awards to Non-Employee Directors, and (iii) as provided in Section 12.  The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions.  Subject to the foregoing provisions of this Section 7.1(b), the Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards except that the Committee may not waive restrictions with respect to awards intended to qualify under Section 162(m) if such waiver would cause the award to fail to qualify as “performance–based” under Section 162(m).

7.2  Delivery of Shares and Transfer Restrictions.  At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine.  Except as provided by the Committee pursuant to Section 15.9, the grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met; and (iv) the grantee’s right to dividends shall be subject to the Committee’s discretion under Section 15.2 hereof.  Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

7.3  Termination of Restrictions.  At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant's beneficiary or estate, as the case may be.

7.4  Payment of Restricted Share Units.  Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share.  Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.  A Participant shall be credited with dividend equivalents on any vested Restricted Share Units credited to the Participant's account at the time of any payment of dividends to stockholders on Shares.  The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant.  Any such dividend equivalents shall be credited to the Participant's account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Share Units (which shall be immediately vested) based upon the Fair Market Value of a Share on the date of such crediting.  The grantee’s right to dividend equivalents in respect of Restricted Share Units that are not yet vested shall be subject to the Committee’s discretion under Section 15.2 hereof.  Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

SECTION 8.	PERFORMANCE AWARDS

8.1  Grant.  The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, (which may be annual performance periods) and (iii) payable at such time and in such form as the Committee shall determine.  All Performance Awards shall be subject to the terms and provisions of Section 11 hereof, and may be in the form of cash, Options, SARs, Restricted Shares, RSUs, or Other Stock-Based Awards.

8.2  Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3  Payment of Performance Awards.  Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis.  Except as provided by the Committee, termination of employment prior to the end of any performance period, other than for reasons of death or disability, will result in the forfeiture of the Performance Award, and no payments will be made.  A Participant's rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

SECTION 9.	OTHER STOCK-BASED AWARDS

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6, 7 and 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 10.	DIRECTOR AWARDS

10.1  Awards to Non-Employee Directors.  The Board may provide that all or a portion of a Non-Employee Director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, SARs, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares.  The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2  Awards in lieu of Cash Stipends.  Notwithstanding any minimum vesting or restricted periods for Awards, grants of SARs, Restricted Shares and RSUs to Directors shall have no minimum vesting period or restrictive period, and shall vest as may be determined in the sole discretion of the Board.

SECTION 11.	PROVISIONS APPLICABLE TO PERFORMANCE AWARDS

11.1  Notwithstanding anything in the Plan to the contrary, Performance Awards shall be subject to the terms and provisions of this Section 11.

11.2  The Committee may grant Performance Awards which are intended to qualify as “performance-based compensation” under Section 162(m), whose grant or vesting is based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below.  For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit or division financial performance measures:

(a)  earnings before interest, taxes, depreciation and/or amortization;

(b)  operating income or profit;

(c)  operating efficiencies;

(d)  return on equity, assets, capital, capital employed, or investment;

(e)  after tax operating income;

(f)  net income;

(g)  earnings or book value per Share;

(h)  cash flow(s);

(i)  total sales or revenues or sales or revenues per employee;

(j)  production (separate work units or SWU's);

(k)  stock price or total shareholder return;

(l)  dividends; or

(m)  strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or Shares outstanding, or to assets or net assets.

11.3  With respect to any Participant, the maximum annual number of Shares in respect of which all Share-denominated Performance Awards may be granted under Section 8 of the Plan is 150,000 and the maximum annual amount of any cash-denominated Performance Award is $5,000,000.  These limits are in addition to the annual limits on Option/SAR grants set forth in Section 4.1.

11.4  To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Participant for such performance period.  Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Participants for such performance period.  In determining the amount earned by a Participant for a given performance period, unless otherwise provided in any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

SECTION 12.	TERMINATION OF EMPLOYMENT

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon the Company’s termination of a Participant’s employment with the Company, its Subsidiaries and Affiliates without cause, a Participant’s termination of employment for good reason, or by reason of death, disability or retirement, and may provide such terms and conditions in the Award Agreement or by amendment thereto or in such rules and regulations as it may prescribe.

SECTION 13.	CHANGE IN CONTROL

Upon a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted.  Notwithstanding the foregoing, if payment is not permitted under Section 409A, such payment shall be made at the earliest date permitted under Section 409A.

SECTION 14.	AMENDMENT AND TERMINATION

14.1  Amendments to the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax, stock exchange, or other regulatory requirement with which the

Board deems it necessary or desirable to comply; provided that any such waiver, amendment, alteration, suspension, discontinuance or termination that would materially adversely affect the rights of any Participants, or any holder or beneficiary, under any Award theretofore granted, shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.  Notwithstanding the foregoing, the Board reserves the right to amend the Plan without stockholder or Participant consent to the extent the Board determines that such amendment is necessary or desirable in order to comply with Section 409A.

14.2  Amendments to Awards.  Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially adversely affect the rights of any Participants, or any holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.  Notwithstanding the foregoing, the Committee reserves the right to amend any Award without Participant consent to the extent the Committee determines that such amendment is necessary or desirable in order to comply with Section 409A.

14.3  Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  In addition, prior to a merger or other corporate transaction the Committee may require that all outstanding Options and/or SARs be exercised within a period of at least ten business days prior to such transaction, and that any Options and/or SARs not exercised within such period shall be forfeited.

SECTION 15.	GENERAL PROVISIONS

15.1  Limited Transferability of Awards.  Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant.  No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

15.2  Dividends and Dividend Equivalents.  Except as provided in Section 7.4 with respect to vested RSUs, in the sole and complete discretion of the Committee, an Award other than Options or SARs may provide the Participant with dividends or dividend equivalents, which may be payable in cash, Shares, other securities or other property on a current or deferred basis.  All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional Shares or RSUs, or be credited as additional Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to the underlying Award.  The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Awards.

15.3  No Rights to Awards.  No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.  The terms and conditions of Awards need not be the same with respect to each Participant.

15.4  Share Restrictions.  All Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any certificates for such Shares or other securities to make appropriate reference to such restrictions.

15.5  Share Certificates.  All provisions under this Plan calling for the delivery of Share certificates may be satisfied by recording the respective person as the owner of the Shares on the books of the Company, if permitted by applicable law.

15.6  Withholding.  A Participant may be required to pay to the Company or any Subsidiary or Affiliate, and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise or vesting, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

15.7  Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto.  In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

15.8  Tax Treatment.  Although the Company may endeavor to qualify an Award for favorable tax treatment or to avoid unfavorable tax treatment, the Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment.

15.9  No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, SARs, restricted shares, restricted share units, other stock-based awards or other types of Awards provided for hereunder.

15.10  No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate.  Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.11  No Rights as Stockholder.  Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.  Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

15.12  Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Colorado without giving effect to conflicts of laws principles.

15.13  Severability.  If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.14  Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

15.15  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.16  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.17  Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 16.	TERM OF THE PLAN

16.1  Effective Date.  The Plan shall be effective as of February 22, 2007, the date it was approved by the Board, subject to approval by the Company's stockholders at the 2007 annual meeting.

16.2  Expiration Date.  No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

No award intended to qualify as performance-based compensation under Section 162(m) shall be granted after the Company’s annual meeting held in 2012 unless the material terms of the performance goals (as defined in Section 162(m)) have been reapproved by the Company’s stockholders within the five years prior to such grant.